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                                                                 Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No.36 to Registration Statement No. 2-52711 on Form N1-A of our report dated February 14, 2001 appearing in the December 31, 2000 Annual Report of Merrill Lynch Ready Assets Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 20, 2001